EXHIBIT 16.1

2821 West 7th Street, Suite 700 Fort Worth, Texas 76107 817-332-7905

July 16, 2025

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, N.E

Washington, DC 20509

Re: TSS, Inc.

EIN No. 20-2027651

Commissioners:

We have read Item 4.01 of Form 8-K of TSS, Inc. dated July 16, 2025, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ WEAVER AND TIDWELL, L.L.P.

Weaver and Tidwell, L.L.P.

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